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                            STOCK PURCHASE AGREEMENT

       URETHANE SOY SYSTEMS CO., an Illinois corporation (the "company" ),

      agrees with SOUTH DAKOTA SOYBEAN PROCESSORS (the "purchaser") as follows:

 1. ISSUANCE AND SALES OF SHARES. The company will issue and sell to purchaser and, subject to the terms and conditions and in reliance on the representations and warranties in this agreement, purchaser will purchase from the company an aggregate of ONE THOUSAND (1000) shares (the "shares") of the company's common stock ("stock"), at the purchase price of $1000.00 per share, at ONE closing (the "closing") as set forth in paragraph 2.

      Purchaser shall make three (3) equal installment payments to complete the sale, one upon signing this agreement, one on October 15, 2000 and the final payment on April 15, 2001 at said closing. All shares shall, upon issuance and delivery to purchaser, be duly authorized, validly issued, fully paid and nonassessable.

2. DELIVERY OF PAYMENT FOR SHARES. Purchaser acknowledges receipt of share certificates into escrow representing 1000 shares of the company's common stock, issued on purchaser's name, and the company acknowledges receipt of a certified (or bank cashier's) check or federal funds, payable to the company in the amount of $333,000 representing payment in full for 333 shares. At the second closing and the third closing, the company shall deliver to escrow share certificates issued in the name designated by purchaser representing the shares to be purchased at the respective closings, against delivery of a certified (or bank cashier's) check or federal funds, payable to the company, for the purchase price of the shares. All of said shares shall remain in an escrow account maintained until the completion of the third closing. An Escrow Agreement will be negotiated and signed by the parties contemporaneous with the execution of this Agreement.

3. CLOSING. The first closing of the sale and purchase of the shares (the "closing,") shall take place at VOLGA, SD at 9:00 a.m., on May 30, 2000, or such other time and place as may be mutually agreed upon. An request for adjournment shall be specified in a written notice from the party requesting adjournment to the other party delivered at least twenty five days prior to the scheduled date of the closing. Upon signing this agreement Purchaser shall be entitled to one "honorary" non-voting seat on the Board of Directors of the company. Said "honorary" member shall be either an officer of the Purchaser or an Officer of the Purchaser's Board of Directors.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The company represents and warrants to the purchaser that:

      (a) The company has delivered to purchaser copies of the consolidated balance sheet of the company and its subsidiaries certified by EDWARD S. WIACEK, certified public accountant, the "consolidated financial statements" which present fairly the consolidated financial condition and results of operations of the company to which they relate as at the

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      dates and for the periods covered by the statements and have been prepared in conformity with generally accepted accounting principles applied on a basis which is, except as otherwise stated in this agreement, consistent in all material respects during the periods involved. Since January 1, 2000, there has not been any material adverse change in the financial condition or in the operations of the business of the company and its subsidiaries from that shown in the statements. The Company shall provide Purchaser audited financial statements on the six month anniversary of the initial installment and for three (3) consecutive six month anniversaries thereafter.

      (b) The company and its subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own their properties and conduct their businesses.

      (c) The authorized capital stock of the company intended by this agreement to be purchased consists of 1,000 shares of common stock, per share, none of which are issued or outstanding. The company has outstanding no options, warrants, or other agreements or commitments for the issuance or sale of additional shares of stock. All of the outstanding stock is validly issued, fully paid, and nonassessable.

      (d) Except as stated in a list furnished by the company on the date of this agreement (the information on which is, to the company's knowledge, true in all material respects), no action, suit, or proceeding has been initiated or threatened against the company or any of its subsidiaries which involves a claim for damages, or which seeks relief other than damages and, if determined adversely to the company or such subsidiary, would result in any material adverse change in the business, property, operations, or condition, financial or otherwise, of the company and its subsidiaries taken as a whole, or the ability of the company to perform this agreement. To the company's knowledge, no governmental investigation of the company or any of its subsidiaries or of their business or affairs has been initiated or threatened.

      The business or properties of the company and its subsidiaries have not been and have not been threatened to be, materially affected in any way as a result of fire, explosion, earthquake, disaster, or labor dispute, or as a result of any action by the United States or any United States governmental agency that would materially impair its ability to continue operations.

      The company believes that all material income and other tax returns of the company and its subsidiaries required by law to be filed have been duly filed and all income and other taxes, assessments and other governmental charges (other than any presently payable without penalty and any currently being contested in good faith) upon the company and their properties, income, and franchises, material to the company and its subsidiaries taken as a whole, believed by the company to be due and payable, have been paid.

      To the best of the company's knowledge, the company is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement, indenture, or instrument to which it is a
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      party that would have a material adverse effect on the company and its subsidiaries taken as a whole.

      The execution, delivery, and performance of this agreement have been duly authorized by all necessary corporate action of the company. Neither the execution and delivery of this agreement nor the consummation of any transaction provided for in it will violate any material agreement, indenture, or instrument to which the company is a party or any provision of the company's certificate of incorporation or bylaws or any law, regulation, license, judgment, court order or decree to which the company is subject. The company has obtained all governmental approvals and permits required for the issuance and sale of the shares to purchaser. This agreement has been duly executed and delivered by the company and is a valid and binding agreement of the company.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to the company:

      (a) Purchaser has been duly incorporated and is validly existing and in good standing as a cooperative under the laws of the State of South Dakota.

      (b) The execution, delivery, and performance of this agreement have been duly authorized by all necessary corporate action of the purchaser. Neither the execution and delivery of this agreement nor the consummation of any transactions provided for in, it shall violate any material agreement, indenture, or instrument to which the company is a party or any provisions, of its certificate of incorporation or bylaws or any law, regulation, license, judgment, court order or decree to which it is subject. This agreement has been duly executed and delivered and is a valid and binding agreement of the purchaser.

       (c) All of the shares of the purchaser are, or will be, owned, except for qualifying shares, directly or indirectly, by purchaser.

      (d) The shares are being purchased by purchaser for investment and not for sale or distribution of any part and will not be sold in violation of the Securities Act of 1933 and purchaser is an "accredited investor" as defined by Regulation D of the Securities Act of 1933, Reg. Sec.230.501-230-508 as amended, and is qualified to purchase under the exemptions of Rule 504 of said Act.

      (e) Further, purchaser shall indemnify and hold harmless the company, its officers and directors and any person who controls (within the meaning of the Act) the company from all losses, liabilities, damages, and expenses (including reasonable attorneys' fees) caused by, arising our of, or based upon any untrue statement of a material fact contained in this Agreement or any breach of this Agreement.

      Purchaser acknowledges that it has been given every opportunity and all necessary time it required to investigate and conduct due diligence regarding this purchase.


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6.    DELIVERY AND PAYMENT FOR SHARES

      Upon the April 15, 2001 closing Purchaser shall acknowledge receipt of Share certificates representing 1000 shares of the company's common stock, issued in purchaser's name, and the company shall acknowledge receipt of the third payment for said stock via a certified [or bank cashier's] check in or payable to the company which will then total $1,000,000.00 representing payment in full for the 1000 shares.

7.    OPINIONS OF COUNSEL

      Purchaser acknowledges receipt of opinions on the date of this agreement by Allan C. Alongi, counsel to the company, as to matters set forth in subparagraph (b) of paragraph 4 as it related to the company, and certain subsidiaries, subparagraph (c) of paragraph 4 and as to the due authorization, valid issuance, full payment, and non-assessability of the shares and subparagraph (d) regarding the execution, delivery and performance of this agreement have been duly authorized by all necessary corporate action of the company. The company acknowledges receipt of an opinion on the date of this agreement by, James M. Wiederrich, counsel to purchaser, as to the matters set forth in subparagraphs (a) and (b), regarding the execution, delivery and performance of this agreement have been duly authorized by all necessary corporate action of the Company of paragraph 5.

8.    COVENANTS OF THE COMPANY.

      (a) If at anytime during which the purchaser holds at least 1000 shares of the outstanding stock a person designated by purchaser is not serving as director of the company:

            (1) The company shall furnish to purchaser or purchaser's representatives promptly and on a continuing basis the following:

                  (A) Copies of any financial report or data prepared for or submitted to the board of directors of the company, or any executive committee, examining committee, audit committee, or other similar committee of the board.

                  (B) Copies of minutes of all meetings of the board of directors of the company or any committee referred to above.

                  (C) Copies of all reports or documents filed with or submitted to the Securities and Exchange Commission.

            (2) The persons or representatives shall be permitted, upon reasonable request, to inspect any documents which the company files with, submits to, or receives from any governmental or regulatory authority, and at any time or from time to time to consult with officials of the company on matters pertaining to the business and prospects of the company, not including patents pending.

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            (3) The company shall provide purchaser with at least 10 days'
            advance of each meeting of its board of directors and of the committees referred to in subparagraph (1)(A) and purchaser shall be entitled to have the "honorary" representative attend each meeting in person or by teleconference.

      Purchaser and purchaser's representatives shall treat as confidential any such information received under this agreement.

      Nothing in this agreement shall be deemed to obligate the company or any officer of the company to furnish information or to permit inspection of any document in violation of any applicable law or any regulation of any governmental agency having jurisdiction of the company, but the company shall use its best efforts to provide or cause to be provided information and document in conformity with procedures permissible under any law or regulations.

      Nothing in this agreement shall be deemed to limit purchaser to receive the annual reports, interim reports, financial statements, and financial data as shall, from time to time, be furnished by the company to its shareholders.

      (b) The company shall apply the proceeds of the issuance and sale of the shares to capital.

      (c) The company shall not, without purchaser's written approval, refer to purchaser or to any of purchaser's shareholders, officers, directors, or affiliates in any registration statement under the Securities Act of 1933 or in any publication or filing under the Securities Exchange Act of 1934 or in any other document filed with any governmental agency or prepared for publication or for distribution to shareholders of the company or the public, unless in the written opinion of counsel for the company such reference is required by law.

9.    REGISTRATION UNDER SECURITIES ACT OF 1933.

      (a) If at any time commencing two years after the date of this agreement purchaser, by written notice to the company, requests registration of not less than 1,000 shares of stock held by purchaser, the company shall set forth, prepare, and file a registration statement under the Securities Act of 1933 ("Act"), including a prospectus appropriate for use in connection with the sale as stated in purchaser's notice, and shall use its best efforts to cause the registration statement to become effective, the preparation, filing, and effectiveness to be accomplished as promptly as reasonably practicable. In connection with the registration statement, the company shall effect the filings under state "blue sky" laws as purchaser requests and take other action as purchaser reasonably requests to facilitate the sale of the shares.

      The obligations of the company under this paragraph 8 shall be subject to the following conditions:

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            (1) The company shall not be required to file any registration statement within 12 months after the effective date of any previous registration statement requested by purchaser nor to keep any registration statement in effect for a period exceeding six months.

            (2) If at the time of request the company (A) has filed a registration statement for an underwritten ,public offering of stock exclusively for the account of the company or (B) has engaged in serious discussions with underwriters for the offering and a registration statement is to be filed within 60 days for the offering ("pending registration"), the company may defer the filing of any registration statement requested by purchaser for a period not exceeding 180 days after the date of request or, if it does not exercise the right, may delay the effectiveness of the registration statement for a period not exceeding 90 days from the effective date of the pending registration, provided the managing underwriter determines and advises purchaser in writing that the filing or effectiveness of the registration statement requested could be materially prejudicial to the company's offering.

      (b) It is not intended that there be any limit on the number of registrations purchaser may request under paragraph 9(a); however, the company shall pay only the expenses relating to the first two registration statements requested. The expenses shall include, without limitation, all legal and accounting fees and expenses, filing fees, printing costs and all other expenses, except the fees of purchaser's own counsel and any underwriting discounts or commissions in connection with the sale of shares. Purchaser shall pay all expenses in connection with any additional registration statement requested under paragraph 8(a), except expenses (such as accounting expenses for the company's annual financial statements) which the company would have incurred irrespective of the request. Neither the company nor purchaser shall impose any charge for the services of its own personnel in connection with any registration of stock requested.

      (c) Purchaser shall provide the company all information required to be included in the registration statement concerning purchaser and the offering of shares by purchaser. Further, purchaser shall indemnify and hold harmless the company, its officers and directors and any person who controls (within the meaning of the Act) the company from all losses, liabilities, damages, and expenses (including reasonable attorneys' fees) caused by, arising out of, or based upon any untrue statement of a material fact contained in the registration statement, or any related prospectus, or any omission of a material fact required or necessary to make the statements not misleading, to the extent that the losses, liabilities, damages, or expenses resulted from any untrue statement or omission contained in information furnished in writing to the company by purchaser expressly for inclusion in the registration statement.

      (d) The company shall indemnify and hold harmless the purchaser, its officers, directors, and underwriters and any person who controls (within the meaning of the Act) the purchaser or any underwriter from all losses, liabilities, damages, and expenses (including reasonable attorneys' fees) caused by, arising out of, or based upon any untrue statement of a material fact contained in the registration statement, or any related prospectus, or any omission of a material fact required or necessary to make the

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      statements not misleading except to the extent that the losses, liabilities, damages, or expenses resulted from any untrue statement or omission contained in information furnished in writing to the company by purchaser expressly for inclusion in the registration statement.

      (e) The company shall furnish to purchaser and purchaser's underwriters, if any, the number of copies of any prospectus which is a part of any registration statement filed under this agreement as purchaser or underwriters reasonably request.

      (f) The company shall not, except with purchaser's written approval, include in any registration statement filed at purchaser's request under this paragraph or in any registration statement that will become effective within 90 days after the effective date of the registration statement, any other offering or sale of shares by shareholders of the company, if in purchaser's judgment or the judgment of any managing underwriter of purchaser's offering, the inclusion could be materially prejudicial to purchaser's offering.

10. LEGEND ON SHARE CERTIFICATES. Purchaser understands that to insure compliance with the securities laws of the United States the share certificates representing the shares will contain a legend restricting transfer to the effect that the shares have not been registered under the Securities Act of 1933 and may be offered, sold, or transferred only if registered pursuant to the provision of that Act or if an exemption from registration is available.

11. PROTECTION AGAINST DILUTION AND CERTAIN OTHER EVENTS. Prior to the April 15, 2001 closing, the company shall not, without prior written consent of the purchaser, declare or pay any dividend payable in stock or in securities convertible into stock, or take any action to change the number of outstanding shares of the stock by slit-up, reverse split, combination, or recapitalization, or declare or pay any dividend or distribution on its stock other than the usual cash dividends payable to shareholders of record on the usual record dates, or take any action to merge into or consolidate with, or sell all or substantially all its assets to, any other corporation, or enter into any other transaction as a result of which the company's separate corporate existence terminates.

12. The company will not offer unsold or new issues of stock at a price less than the Minimum Incremental Stock Price ("MISP") without written consent from Purchaser. The MISP will be defined and managed as follows:

            1. MISP will be the same as the price paid by Purchaser ($1000.00) at the time the stock is issued.

            2. MISP will be recalculated to reflect the appropriate value in the event of stock splits. Example: Old MISP=$1000.00; 2 for 1 split; New MISP=$500.00.

            3. MISP will be reduced to zero ($0.00) in the event that the company is no longer a closed corporation and shares can be purchased on the open market.

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13.   INVESTIGATION. The rights of either party arising out of a misrepresentation or breach of any warranty contained in this agreement or any misstatement contained in any certificate to be delivered under the agreement shall not be limited or affected by any investigation made by that party, except to the extent that the party that asserts a claim based on any misrepresentation, breach of warranty, or misstatement had actual knowledge, at the time of the misrepresentation, breach, or misstatement of the facts or circumstances which it claims were misrepresented or misstated or as to which it claims breach of warranty.

14. ASSIGNMENT. This agreement and any or all of purchaser's rights and obligations under this agreement, shall not be assignable.

15. NOTICES. Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been duly given when sent by cable, telegraph, or telex (and confirmed by first class airmail, postage prepaid) to the addresses set forth below or to other address or addresses as either of the parties may designate by similar notice to the other

       If to the company:                 JOHN WAWAK
                                          VP & GM
                                          Urethane Soy Systems Company, Inc.
                                          19 N. Grant Street
                                          Hinsdale, IL 60521

       If to purchaser:                   RODNEY G. CHRISTIANSON
                                          SDSP
                                          P.O. Box 500
                                          Volga, SD 57071

       This agreement shall take effect upon purchaser's executing a copy and delivering it to company.

       Dated:     May 30, 2000
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            /s/ Rodney G. Christianson
       -----------------------------------------
       Purchaser

            /s/ Connie Kelly
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       Attest

            /s/ John Wawak
       -----------------------------------------
       Company

            /s/ Thomas
       -----------------------------------------
       Attest